UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2007

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 19, 2007, ATS Medical, Inc. ("ATS") entered into definitive agreements with CryoCath Technologies, Inc. ("CryoCath") under which ATS will acquire the surgical cryoablation business of CryoCath. The assets being acquired include the SurgiFrost(R), FrostByte(TM), and SurgiFrost XL family of products for which ATS currently serves as CryoCath’s exclusive agent in the United States and distributor in certain international markets.

Under the definitive agreements ATS will pay CryoCath $22.0 million upon closing of the transaction, $2.0 million upon the achievement of certain manufacturing transition milestones, $2.0 million two years after closing and up to $4.0 million in contingent payments based on future sales of Surgifrost XL, an FDA cleared and CE Marked product planned for commercial release in the second half of 2007. Surgifrost XL was developed to enable a minimally-invasive beating heart solution for the treatment of cardiac arrhythmias, including atrial fibrillation without concomitant cardiac surgery.

The acquisition is subject to normal closing conditions and is expected to close within 10 days. The transaction will be financed by ATS with the proceeds of an $8.6 million senior secured term loan from SVB Silicon Valley Bank and the private placement of 9,800,000 shares of ATS common stock at a purchase price of $1.65 per share to Alta Partners, a life sciences venture capital firm. Alta will also receive a form of warrant to purchase 1,960,000 shares of ATS common stock at $1.65 per share, which can only be settled for cash unless the shareholders of ATS approve the issuance of shares under the warrant at ATS's 2008 annual shareholders meeting. Upon closing of the transaction, ATS will have approximately 59.1 million common shares outstanding. Guy Nohra, co-founder and Managing Director of Alta Partners, will join the Board of Directors of ATS in conjunction with the private placement.

ATS also issued revised financial guidance for full year 2007 and 2008 as a result of the transaction discussed above.

A copy of the press release announcing the transaction and issuing the revised financial guidance is included as an exhibit to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press Release of ATS Medical, Inc. dated June 19, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

June 19, 2007	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Acting Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of ATS Medical, Inc. dated June 19, 2007